As filed on October 22, 2007

Registration No. 333-129999

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN SOFTWARE, INC.

(Exact name of issuer as specified in its charter)

GEORGIA	58-1098795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305

(Address of Principal Executive Offices)

AMERICAN SOFTWARE, INC. INCENTIVE STOCK OPTION PLAN,

1991 EMPLOYEE STOCK OPTION PLAN, DIRECTORS AND OFFICERS STOCK

OPTION PLAN AND 2001 STOCK OPTION PLAN

(Full title of the plans)

Agent for Service:	With Copies to:

Henry B. Levi, Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. Monarch Plaza, Suite 1600 3414 Peachtree Rd., NE Atlanta, GA 30326 Telephone number of Agent for Service: (404) 577-6000	James C. Edenfield and Vincent C. Klinges American Software, Inc. 470 East Paces Ferry Road, N.E. Atlanta, Georgia 30305

BACKGROUND

On November 30, 2005, the Issuer filed with the Commission Registration Statement No. 333-129999 on Form S-8 in order to register 4,149,913 Class A Common Shares for issuance pursuant to the Issuer’s Incentive Stock Option Plan, 1991 Employee Stock Option Plan, Directors and Officers Stock Option Plan and 2001 Stock Option Plan (the “Plans”). Under the Plans, 1,591,681 shares were issued under that Registration Statement pursuant to exercise of options during the period November 30, 2005 through August 29, 2007, leaving 2,558,232 registered shares unissued.

A new Registration Statement on Form S-8, Registration No. 333-145793, was filed on August 30, 2007, registering 3,358,232 Class A Common Shares under the Plans. The new Registration Statement was and is intended to replace Registration Statement No. 333-129999. The new Registration Statement applies to all shares issued pursuant to options exercised under the Plans on or after August 30, 2007.

DEREGISTRATION

Based upon the foregoing, and pursuant to the undertaking in Registration Statement No. 333-129999, the Issuer hereby deregisters the 2,558,232 Class A Common Shares heretofore registered and not sold pursuant to Registration Statement No. 333-129999.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on October 18, 2007.

AMERICAN SOFTWARE, INC.

By:	/s/ James C. Edenfield
James C. Edenfield, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Name		Capacity	Date
/s/ James C. Edenfield James C. Edenfield		President, Chief Executive Officer (Principal Executive Officer) and Director	October 18, 2007

Thomas L. Newberry	*	Chairman of the Board of Directors

J. Michael Edenfield	*	Director

W. Dennis Hogue	*	Director

John J. Jarvis	*	Director

James B. Miller, Jr.	*	Director

Thomas L. Newberry, V	*	Director

/s/ Vincent C. Klinges Vincent C. Klinges		Chief Financial Officer	October 15, 2007

*	/s/ Vincent C. Klinges Vincent C. Klinges, as attorney-in-fact for Thomas L. Newberry, J. Michael Edenfield, W. Dennis Hogue, John J. Jarvis, James B. Miller, Jr. and Thomas L. Newberry, V.	October 15, 2007